Arkanova Energy Drills the Fayetteville Shale

October 19, 2007 – Houston, Texas --Arkanova Development LLC, a subsidiary of Arkanova Energy Corporation, (symbol: AKVA.OB), spud the Griffin #1-33 test well on October 19, 2007 in Phillips County, Arkansas. Arkanova Development is planning to drill to 8,000 feet and test the Fayetteville Shale as well as investigate other potential targets including the Batesville, Moorefield, Boone, Chattanooga and Penters Formations. Cores will be taken and evaluated.

Arkanova estimates reaching TD on November 10, 2007 with an additional 60 days to evaluate the well. Results of the evaluation of Griffin #1-33 are estimated to be released January 29th.

Arkanova will acquire new seismic data that will incorporate results from the Griffin #1-33 to assist in evaluating Arkanova’s leaseholds that encompasses over 40,000 acres.

About Arkanova

The company’s primary focus is the exploration and development of certain oil and gas leasehold property interests in Phillips and Monroe counties Arkansas with over 40,000.00 gross mineral acres in those two counties. In addition, Arkanova has an option to acquire oil and gas leases for a 100% working interest in approximately 15,000 additional gross mineral acres located in Deshea County, AR.

For further information contact:
Pierre G. Mulacek, CEO
Arkanova Energy Corporation
21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
Phone: 281-362-2787 - Fax: 281-362-2788 - arkanovaenergy.com

CAUTIONARY DISCLAIMER - FORWARD LOOKING STATEMENTS
This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the estimation, expectation and/or claim, as applicable, that: (i) the company is planning to drill to 8,000 feet and test the Fayetteville Shale as well as investigate other potential targets; (ii) the company estimating it will reach TD on November 10, 2007 with additional 60 days to evaluate the well; (iii) results of the well are estimated to be released January 29th; and (iv) the company is committed to acquire an additional 25,000 gross mineral acres. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include: (i) the inherent uncertainties and speculative nature associated with oil and gas exploration; (ii) any number of events or causes which delay or cease exploration and development of the company’s property interests such as environmental liabilities, weather, mechanical failures, safety concerns, labour problems and financing problems; (iii) changes in economic conditions, adverse exchange rates and financial markets; (iv) the risk that the company does not execute its business plan; (v) the inability to retain key employees; (vi) changes in the prices of oil and gas; (vii) the company’s inability to finance its operations or growth; and (viii) the inability to obtain all necessary government, environmental and regulatory approvals. These forward-looking statements are made as of the date of this news release and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the company’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.